Exhibit 99.1

Texas Roadhouse, Inc. Announces Fourth Quarter 2018 Results

Increases Quarterly Dividend 20% to $0.30 per Share

LOUISVILLE, KY. (February 19, 2019) — Texas Roadhouse, Inc. (NasdaqGS: TXRH), today announced financial results for the 13 and 52 week periods ended December 25, 2018.

	Fourth Quarter			Year to Date
($000’s)	2018	2017	% Change	2018	2017	% Change

Total revenue	$605,912	$545,076	11.2%	$2,457,449	$2,219,531	10.7%
Income from operations	33,207	37,459	(11.4)%	187,789	186,206	0.9%
Net income	30,332	28,618	6.0%	158,225	131,526	20.3%
Diluted EPS	$0.42	$0.40	5.4%	$2.20	$1.84	19.6%

Results for the fourth quarter included the following highlights:

•                  Comparable restaurant sales increased 5.6% at company restaurants and 4.8% at domestic franchise restaurants;

•                  Restaurant margin, as a percentage of restaurant and other sales, decreased 112 basis points to 15.9%, primarily due to higher labor costs.  Restaurant margin dollars increased 3.7% to $95.6 million from $92.2 million in the prior year;

•                  Our income tax rate decreased to 5.8% from 19.8% in the prior year primarily due to the impact of new tax legislation;

•                  Diluted earnings per share increased 5.4% to $0.42 from $0.40 in the prior year primarily due to higher revenue and lower income tax expense partially offset by higher labor costs and higher general and administrative expenses; and

•                  Eleven company restaurants, including one Bubba’s 33, and one international franchise restaurant were opened.

Results for the year-to-date period included the following highlights:

•                  Comparable restaurant sales increased 5.4% at company restaurants and 4.3% at domestic franchise restaurants;

•                  Restaurant margin, as a percentage of restaurant and other sales, decreased 104 basis points to 17.4%, primarily due to higher labor costs.  Restaurant margin dollars increased 4.4% to $424.2 million from $406.4 million in the prior year;

•                  Our income tax rate decreased to 12.9% from 26.1% in the prior year primarily due to the impact of new tax legislation;

•                  Diluted earnings per share increased 19.6% to $2.20 from $1.84 in the prior year primarily due to higher revenue and lower income tax expense partially offset by higher labor costs. In addition, we overlapped a pre-tax charge of $14.9 million ($9.2 million after-tax), or $0.13 per diluted share, in the first quarter of 2017, related to the settlement of a legal matter; and

•                  28 company restaurants, including five Bubba’s 33, and five international franchise restaurants were opened.

Kent Taylor, Chief Executive Officer of Texas Roadhouse, Inc., commented, “We finished the year strong, with double digit revenue growth for both the fourth quarter and full year.  This represented the 36th consecutive quarter of positive comparable restaurant sales, with growth of 5.6% driven by increased traffic.  In addition, our solid balance sheet and healthy cashflow allowed us to open 28 company restaurants this year, while also increasing our quarterly cash dividend to $0.30 per share which is our sixth straight year of increasing our dividends by double digits.”

Taylor continued, “Looking ahead to 2019, our development pipeline is in great shape as we expect to open 25 to 30 company restaurants and as many as eight franchise restaurants.  While we expect to face continued cost pressures in the near term, we remain excited about the top-line momentum that our operators have generated.”

2019 Outlook

Comparable restaurant sales at company restaurants for the first 54 days of our first quarter of fiscal 2019 increased approximately 6.0% compared to the prior year period, including a positive impact of approximately 1.3% related to the calendar shift of the New Year’s holiday.

Management updated the following expectations for 2019:

•                  Positive comparable restaurant sales growth including a menu price increase of approximately 1.5% to be implemented at the beginning of our second quarter;

•                  An income tax rate of approximately 15.0%; and

•                  Total capital expenditures of approximately $210 million to $220 million.

Management reiterated the following expectations for 2019:

•                  25 to 30 company restaurant openings, including as many as four Bubba’s 33 restaurants;

•                  Commodity cost inflation of approximately 1.0% to 2.0%; and

•                  Mid-single digit growth in labor dollars per store week, excluding the impact of higher guest counts.

Cash Dividend Payment

On February 13, 2019, our Board of Directors authorized the payment of a quarterly cash dividend of $0.30 per share of common stock.  This payment, which will be distributed on March 29, 2019 to shareholders of record at the close of business on March 13, 2019, represents a 20% increase from the cash dividend of $0.25 per share of common stock declared during each quarter of 2018.  Since the inception of our dividend program in 2011, our cash dividend per share of common stock has increased an average of 18.0% per year.

Non-GAAP Measures

We prepare our consolidated financial statements in accordance with U.S. generally accepted accounting principles (“GAAP”).  Within our press release, we make reference to restaurant margin (in dollars and as a percentage of sales).  Restaurant margin represents restaurant and other sales less restaurant-level operating costs, including cost of sales, labor, rent and other operating costs.  Restaurant margin should not be considered in isolation, or as an alternative, to income from operations.  This non-GAAP measure is not indicative of overall company performance and profitability in that this measure does not accrue directly to the benefit of shareholders due to the nature of the costs excluded.  Restaurant margin is widely regarded as a useful metric by which to evaluate restaurant-level operating efficiency and performance.  In calculating restaurant margin, we exclude certain non-restaurant-level costs that support operations, including pre-opening and general and administrative expenses, but do not have a direct impact on restaurant-level operational efficiency and performance.  We also exclude depreciation and amortization expense, substantially all of which relates to restaurant-level assets, as it represents a non-cash charge for the investment in our restaurants.  We also exclude impairment and closure expense as we believe this provides a clearer perspective of ongoing operating performance and a more useful comparison to prior period results.  Restaurant margin as presented may not be comparable to other similarly titled measures of other companies in our industry.  A reconciliation of income from operations to restaurant margin is included in the accompanying financial tables.

Conference Call

Texas Roadhouse is hosting a conference call today, February 19, 2019 at 5:00 p.m. Eastern Time to discuss these results.  The dial-in number is (877) 699-0953 or (647) 689-5456 for international calls.  A replay of the call will be available for one week following the conference call.  To access the replay, please dial (800) 585-8367 or (416) 621-4642 for international calls, and use 9984178 as the pass code.  There will be a simultaneous Web cast conducted at www.texasroadhouse.com.

About the Company

Texas Roadhouse is a casual dining concept that first opened in 1993 and today has grown to over 580 restaurants system-wide in 49 states and ten foreign countries.  For more information, please visit the Company’s Web site at www.texasroadhouse.com.

Forward-looking Statements

Certain statements in this release that are not historical facts, including, without limitation, those relating to our anticipated financial performance, are forward-looking statements that involve risks and uncertainties.  Such statements are based upon the current beliefs and expectations of the management of Texas Roadhouse.  Actual results may vary materially from those contained in forward-looking statements based on a number of factors including, without limitation, the actual number of restaurants opening; the sales at these and our other company and franchise restaurants; changes in restaurant development or operating costs, such as food and labor; our ability to acquire franchise restaurants; our ability to integrate the franchise restaurants we acquire or other concepts we develop; our ability to continue to generate the necessary cash flows to fund our new restaurant growth, continue our share repurchase program and pay a quarterly cash dividend; strength of consumer spending; pending or future legal claims; breaches of security; conditions beyond our control such as weather, natural disasters, disease outbreaks, epidemics or pandemics impacting our customers or food supplies; food safety and food-borne illness concerns; acts of war or terrorism and other factors disclosed from time to time in our filings with the U.S. Securities and Exchange Commission.  Investors should take such risks into account when making investment decisions.  Shareholders and other readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made.  We undertake no obligation to update any forward-looking statements.

# # #

Contacts:

Investor Relations

Tonya Robinson

(502) 515-7269

Media

Travis Doster

(502) 638-5457

Texas Roadhouse, Inc. and Subsidiaries

Condensed Consolidated Statements of Income

(in thousands, except per share data)

(unaudited)

	13 Weeks Ended		52 Weeks Ended
	December 25, 2018	December 26, 2017	December 25, 2018	December 26, 2017

Revenue:
Restaurant and other sales	$600,936	$541,196	$2,437,115	$2,203,017
Franchise royalties and fees	4,976	3,880	20,334	16,514

Total revenue	605,912	545,076	2,457,449	2,219,531

Costs and expenses:
Restaurant operating costs (excluding depreciation and amortization shown separately below):

Cost of sales	196,476	175,688	795,300	721,550
Labor	200,086	173,258	793,384	687,545
Rent	12,491	11,569	48,791	44,807
Other operating	96,295	88,526	375,477	342,702
Pre-opening	5,522	4,972	19,051	19,274
Depreciation and amortization	25,724	24,263	101,216	93,499
Impairment and closure	150	641	278	654
General and administrative	35,961	28,700	136,163	123,294

Total costs and expenses	572,705	507,617	2,269,660	2,033,325

Income from operations	33,207	37,459	187,789	186,206

Interest (income) expense, net	(219)	366	591	1,577
Equity income from investments in unconsolidated affiliates	(203)	(339)	(1,353)	(1,488)

Income before taxes	33,629	37,432	188,551	186,117
Provision for income taxes	1,936	7,422	24,257	48,581

Net income including noncontrolling interests	31,693	30,010	164,294	137,536
Less: Net income attributable to noncontrolling interests	1,361	1,392	6,069	6,010
Net income attributable to Texas Roadhouse, Inc. and subsidiaries	$30,332	$28,618	$158,225	$131,526

Net income per common share attributable to Texas Roadhouse, Inc. and subsidiaries:
Basic	$0.42	$0.40	$2.21	$1.85
Diluted	$0.42	$0.40	$2.20	$1.84

Weighted average shares outstanding:
Basic	71,584	71,138	71,467	70,989
Diluted	72,182	71,753	71,964	71,527

Cash dividends declared per share	$0.25	$0.21	$1.00	$0.84

Texas Roadhouse, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(in thousands)

(unaudited)

	December 25, 2018	December 26, 2017

Cash and cash equivalents	$210,125	$150,918
Other current assets, net	134,894	106,163
Property and equipment, net	956,676	912,147
Goodwill	123,220	121,040
Intangible assets, net	1,959	2,700
Other assets	42,402	37,655

Total assets	$1,469,276	$1,330,623

Other current liabilities	385,142	329,998
Long-term debt and obligation under capital lease, excluding current maturities	2,081	51,981
Other liabilities, net	121,345	97,253
Texas Roadhouse, Inc. and subsidiaries stockholders’ equity	945,569	839,079
Noncontrolling interests	15,139	12,312

Total liabilities and equity	$1,469,276	$1,330,623

Texas Roadhouse, Inc. and Subsidiaries

Condensed Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

	52 Weeks Ended
	December 25, 2018	December 26, 2017

Cash flows from operating activities:
Net income including noncontrolling interests	$164,294	$137,536
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	101,216	93,499
Share-based compensation expense	33,983	26,934
Other noncash adjustments, net	18,726	438
Change in working capital	34,649	27,966
Net cash provided by operating activities	352,868	286,373

Cash flows from investing activities:
Capital expenditures - property and equipment	(155,980)	(161,628)
Acquisition of franchise restaurants, net of cash acquired	(2,165)	(16,528)
Net cash used in investing activities	(158,145)	(178,156)

Cash flows from financing activities:
Principal payments on long-term debt and capital lease obligation	(50,000)	(558)
Dividends paid	(68,550)	(58,154)
Other financing activities, net	(16,966)	(11,531)
Net cash used in financing activities	(135,516)	(70,243)

Net increase in cash and cash equivalents	59,207	37,974
Cash and cash equivalents - beginning of period	150,918	112,944
Cash and cash equivalents - end of period	$210,125	$150,918

Texas Roadhouse, Inc. and Subsidiaries

Reconciliation of Income from Operations to Restaurant Margin

(in thousands)

(unaudited)

	13 Weeks Ended		52 Weeks Ended
	December 25, 2018	December 26, 2017	December 25, 2018	December 26, 2017

Income from operations	$33,207	$37,459	$187,789	$186,206

Less:
Franchise royalties and fees	4,976	3,880	20,334	16,514

Add:
Pre-opening	5,522	4,972	19,051	19,274
Depreciation and amortization	25,724	24,263	101,216	93,499
Impairment and closure	150	641	278	654
General and administrative	35,961	28,700	136,163	123,294

Restaurant margin	$95,588	$92,155	$424,163	$406,413

Restaurant margin (as a percentage of restaurant and other sales)	15.9%	17.0%	17.4%	18.4%

Texas Roadhouse, Inc. and Subsidiaries

Supplemental Financial and Operating Information

($ amounts in thousands, except weekly sales by group)

(unaudited)

	Fourth Quarter		Change		Year to Date		Change
	2018	2017	vs LY		2018	2017	vs LY

Restaurant openings
Company - Texas Roadhouse	10	7	3		23	23	0
Company - Bubba’s 33	1	0	1		5	4	1
Company - Other	0	0	0		0	0	0
Franchise - Texas Roadhouse - U.S.	0	0	0		0	1	(1)
Franchise - Texas Roadhouse - International	1	2	(1)		5	4	1
Total	12	9	3		33	32	1

Restaurant acquisitions/dispositions
Company - Texas Roadhouse	1	0	1		1	4	(3)
Franchise - Texas Roadhouse	(1)	0	(1)		(1)	(4)	3
Total	0	0	0		0	0	0

Restaurants open at the end of the quarter
Company - Texas Roadhouse	464	440	24
Company - Bubba’s 33	25	20	5
Company - Other	2	2	0
Franchise - Texas Roadhouse - U.S.	69	70	(1)
Franchise - Texas Roadhouse - International	22	17	5
Total	582	549	33

Company restaurants
Restaurant and other sales	$600,936	$541,196	11.0%		$2,437,115	$2,203,017	10.6%
Store weeks	6,307	5,950	6.0%		24,693	23,274	6.1%
Comparable restaurant sales growth (1)	5.6%	5.8%			5.4%	4.5%
Texas Roadhouse restaurants only:
Comparable restaurant sales growth (1)	5.6%	5.9%			5.4%	4.5%
Average unit volume (2)	$1,252	$1,193	5.0%		$5,211	$4,973	4.8%
Weekly sales by group:
Comparable restaurants (424 units)	$96,879
Average unit volume restaurants (23 units) (3)	$85,690
Restaurants less than 6 months old (17 units)	$104,533

Restaurant operating costs (as a % of restaurant and other sales)
Cost of sales	32.7%	32.5%	23	bps	32.6%	32.8%	(12	)bps
Labor	33.3%	32.0%	128	bps	32.6%	31.2%	134	bps
Rent	2.1%	2.1%	(6	)bps	2.0%	2.0%	(3	)bps
Other operating	16.0%	16.4%	(33	)bps	15.4%	15.6%	(15	)bps
Total	84.1%	83.0%	112	bps	82.6%	81.6%	104	bps

Restaurant margin	15.9%	17.0%	(112	)bps	17.4%	18.4%	(104	)bps

Restaurant margin ($ in thousands)	$95,588	$92,155	3.7%		$424,163	$406,413	4.4%
Restaurant margin $/Store week	$15,156	$15,488	(2.1)%		$17,177	$17,462	(1.6)%

Franchise restaurants
Franchise royalties and fees	$4,976	$3,880	28.2%		$20,334	$16,514	23.1%
Store weeks	1,192	1,117	6.7%		4,670	4,381	6.6%
Comparable restaurant sales growth (1)	2.7%	2.9%			2.2%	2.9%
U.S. franchise restaurants only:
Comparable restaurant sales growth (1)	4.8%	4.7%			4.3%	4.2%
Average unit volume (2)	$1,284	$1,226	4.8%		$5,338	$5,077	5.1%

Pre-opening expense	$5,522	$4,972	11.1%		$19,051	$19,274	(1.2)%

Depreciation and amortization	$25,724	$24,263	6.0%		$101,216	$93,499	8.3%
As a % of revenue	4.2%	4.5%	(21	)bps	4.1%	4.2%	(9	)bps

General and administrative expenses	$35,961	$28,700	25.3%		$136,163	$123,294	10.4%
As a % of revenue	5.9%	5.3%	67	bps	5.5%	5.6%	(1	)bps

(1)  Comparable restaurant sales growth reflects the change in year-over-year sales for restaurants open a full 18 months before the beginning of the period measured, excluding sales from restaurants closed during the period.

(2)  Average unit volume includes sales from Texas Roadhouse restaurants open for a full six months before the beginning of the period measured, excluding any sales at restaurants closed during the period.

(3)  Average unit volume restaurants include restaurants open a full six and up to 18 months before the beginning of the period measured.

Amounts may not foot due to rounding.